Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2015

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2015

•	Same-center NOI increased 2.0% and 0.7% for the fourth quarter and year ended December 31, 2015, respectively over the prior-year periods.

•	2015 FFO per diluted share, as adjusted, grew 6.0% to $0.71 in the fourth quarter 2015 and 1.8% to $2.32 for 2015, compared with the prior-year periods.

•	Average gross rent per square foot increased 6.5% for stabilized mall leases signed in the fourth quarter 2015 and 9.2% for the full-year 2015 over the prior rate.

•	Total portfolio occupancy at December 31, 2015 increased 120 basis points from third quarter 2015 and declined 110 basis points from the prior year-end to 93.6%.

•	Same-center sales per square foot increased 3.9% for 2015 to $374 per square foot.

•	CBL completed more than $1.7 billion of financing activity in 2015 and completed more than $158 million in dispositions.
CHATTANOOGA, Tenn. (February 3, 2016) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2015. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Funds from Operations ("FFO") per diluted share	$0.71	$0.82	$2.41	$2.73
FFO, as adjusted, per diluted share (1)	$0.71	$0.67	$2.32	$2.28
(1) FFO, as adjusted, for the three months ended December 31, 2014 excludes a $7.0 million partial litigation settlement, net of related expenses, and a $23.8 million gain on extinguishment of debt, net of default interest expense, related to the conveyance of Columbia Place to the lender. FFO, as adjusted, for the year ended December 31, 2015 excludes a $16.6 million gain on investment related to the sale of marketable securities, a partial litigation settlement of $1.3 million, net of related expense and a $0.3 million gain on extinguishment of debt. FFO, as adjusted, for the year ended December 31, 2014 excludes an $83.2 million gain on extinguishment of debt, net of non-cash default interest expense, primarily related to the conveyance of Chapel Hill Mall and Columbia Place and the foreclosure of Citadel Mall. It also excludes a partial litigation settlement of $7.8 million, net of related expenses.

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"CBL's operating expertise and the strong positioning of our portfolio of market-dominant shopping centers was clearly demonstrated in 2015.  Despite this year's many challenges, we generated solid FFO and NOI growth, healthy lease spreads, steady sales improvement and year-end portfolio occupancy of 93.6%," said Stephen Lebovitz, president and CEO of CBL & Associates Properties, Inc. "We are highly focused on our strategic objectives to transform into a higher-growth portfolio and to continue to strengthen our balance sheet. In 2015, we used equity proceeds from the more than $150 million of dispositions executed to reduce leverage and invest in value-added development and redevelopment projects. Given the current economic and retail climate, we remain cautious but are confident that we are well-positioned to further advance our portfolio and balance sheet strategies this year."

Net loss attributable to common shareholders for the fourth quarter 2015 was $33.5 million, or $0.20 per diluted share, compared with net income of $65.3 million, or $0.38 per diluted share for the fourth quarter 2014.

Net income attributable to common shareholders for 2015 was $58.5 million, or $0.34 per diluted share, compared with net income of $174.3 million, or $1.02 per diluted share for 2014.

Net income for the fourth quarter and full-year 2015 included a $100.0 million loss on impairment of real estate related to the write-down of the book value of Chesterfield Mall in Chesterfield, MO to its estimated fair value.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2015	2015
Portfolio same-center NOI	2.0%	0.7%
Mall same-center NOI	1.6%	0.2%
(1)      CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR 2015

▪	Same-center revenues for 2015 grew $1.5 million as compared with 2014. Major items included:

*	a $0.3 million increase in minimum rents;

*	a $0.7 million increase in percentage rents due to sales increases throughout the year;

*	relatively flat other income as declines in specialty leasing income were offset by increases in branding income; and

*	a $0.6 million increase in tenant reimbursements and other revenue.

▪	Same-center expenses for 2015 were $3.6 million lower in 2015 compared with the prior year. Major items included:

*	a $3.1 million decrease in maintenance and repair expenses primarily driven by lower janitorial and snow removal expenses;

*	a $4.3 million decline in operating expenses, primarily due to lower utility and central energy expenses, marketing and advertising expenses and security expenses compared with the prior year; and

*	an increase of $3.7 million in real estate tax expenses.

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PORTFOLIO OPERATIONAL RESULTS
Occupancy:

	As of December 31,
	2015	2014
Portfolio occupancy	93.6%	94.7%
Mall portfolio	93.1%	94.9%
Same-center stabilized malls	93.3%	94.9%
Stabilized malls	93.3%	94.8%
Non-stabilized malls (1)	91.3%	98.1%
Associated centers	94.6%	93.7%
Community centers	97.1%	97.4%
(1) Includes Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of December 31, 2015. Includes The Outlet Shoppes at Oklahoma City, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of December 31, 2014.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

	% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2015	2015
Stabilized Malls	6.5%	9.2%
New leases	18.6%	26.3%
Renewal leases	1.8%	3.7%

Same-center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2015	2014	% Change
Stabilized mall same-center sales per square foot	$374	$360	3.9%

FINANCING ACTIVITY
During 2015, CBL completed more than $1.7 billion in financing activity including:

•
the multi-year extension and modification of its three major unsecured credit facilities totaling $1.1 billion, reducing the borrowing spread by 20 basis points to a rate of LIBOR plus 120 basis points, based upon CBL's current credit rating;

•	a new four-year (including extension options) $350 million term loan bearing interest at LIBOR plus 135 basis points, based upon CBL's current credit rating; and

•
 $314.5 million of new secured non-recourse financings at a weighted average interest rate of 4.07%, representing a 178 basis point improvement compared with the interest rate borne by the maturing loans.

Additionally, during 2015 CBL retired approximately $432 million of consolidated property-specific loans, adding more than $742 million of undepreciated book value to its unencumbered pool. Currently more than 45% of CBL's consolidated NOI is generated by high-quality unencumbered assets.

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CBL and its prospective joint venture partner have agreed in principle with the lender to restructure the existing non-recourse $171.1 million loan secured by Triangle Town Center and Triangle Town Place in Raleigh, NC. Terms are being finalized with an anticipated closing date in the first quarter 2016. Concurrent with the closing of the new loan, CBL expects to enter into a new 10/90 joint venture with an institutional investor, with CBL responsible for leasing and management of the property.

CBL continues to negotiate a loan restructure with the lender of the existing $27.6 million non-recourse loan secured by Hickory Point Mall in Forsyth, IL. If a favorable restructure agreement is reached, the new non-recourse loan is expected to close during the second quarter 2016.

DISPOSITIONS
During 2015, CBL completed the disposition of one mall, five associated/community centers, interests in two Class-A apartment complexes and other non-core assets generating proceeds of more than $158 million.

Major dispositions announced in the fourth quarter 2015 include:

In November, CBL closed on the disposition of Waynesville Commons, a 128,000-square-foot community center located in Waynesville, NC, for $14.5 million to an affiliate of Yale Realty Services Corp. Additionally, CBL and its partner closed on the sale of a 340-unit Class A apartment complex in Austin, TX, located adjacent to a retail property previously developed and sold by CBL. CBL held a participatory ground lease position in the apartment complex and received $18.4 million in net proceeds.

In December, CBL completed the sale of Mayfaire Community Center for $56.3 million to Principal Real Estate Investors. Mayfaire Community Center is the 210,000-square-foot center located adjacent to CBL’s Mayfaire Towne Center in Wilmington, NC, which CBL acquired in June of 2015. CBL is providing leasing and management services for the new owners.

In December, CBL closed on the sale of Chapel Hill Crossing, an associated center in Akron, OH, for $2.3 million.

CBL and its 50/50 joint venture partner have entered into a binding agreement for the sale of 100% of Renaissance Center, the 363,000-square-foot community shopping center located in Durham, NC. Renaissance Center will be sold to an institutional investor for a gross purchase price of $129.2 million ($64.6 million at each partner’s share). The transaction is scheduled to close during the first quarter of 2016, subject to the assumption of a $16.0 million loan secured by the property’s second phase, defeasance of the $31.7 million loan secured by the property’s first phase and other customary closing conditions.

OUTLOOK AND GUIDANCE
The Company is providing 2016 FFO guidance in the range of $2.32 - $2.38 per share. CBL is assuming same-center NOI growth of 0.5% - 2% in 2016.

The guidance also assumes the following:

•	$3.0 million to $5.0 million of outparcel sales;

•	25-75 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2016;

•	G&A expense of $58 million to $60 million; and

•	no unannounced capital markets or disposition activity.

	Low	High
Expected diluted earnings per common share	$0.74	$0.80
Adjust to fully converted shares from common shares	(0.11)	(0.12)
Expected earnings per diluted, fully converted common share	0.63	0.68
Add: depreciation and amortization	1.58	1.58
Add: noncontrolling interest in earnings of Operating Partnership	0.11	0.12
Expected FFO per diluted, fully converted common share	$2.32	$2.38

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INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Thursday, February 4, 2016, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (888) 317-6003 or (412) 317-6061 and enter the confirmation number 7812333. A replay of the conference call will be available through February 11, 2016, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number 10077140. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2015 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, February 4, 2016 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for three months.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 146 properties, including 90 regional malls/open-air centers. The properties are located in 30 states and total 84.2 million square feet including 6.5 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to operating partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares outstanding for the period and the weighted average number of Operating Partnership units outstanding during the period.

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FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

As described above, in 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities, a $0.3 million gain on extinguishment of debt and received income of $1.3 million, net of related expense, as a partial settlement of litigation. During 2014, the Company recognized an $83.2 million gain on the extinguishment of debt, net of non-cash default interest expense, in connection with the conveyance of Chapel Hill Mall and Columbia Place to the respective lenders and the foreclosure of Citadel Mall, and received income of $7.8 million, net of related expenses, as partial settlements of ongoing litigation. Considering the significance and nature of these items, the Company believes that it is important to identify their impact on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2015

Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES:
Minimum rents	$178,378	$176,579	$684,309	$682,584
Percentage rents	7,645	8,386	18,063	16,876
Other rents	8,186	8,606	21,934	22,314
Tenant reimbursements	73,461	76,239	288,279	290,561
Management, development and leasing fees	2,758	3,810	10,953	12,986
Other	7,202	10,229	31,480	35,418
Total revenues	277,630	283,849	1,055,018	1,060,739
OPERATING EXPENSES:
Property operating	33,401	37,568	141,030	149,774
Depreciation and amortization	77,519	79,093	299,069	291,273
Real estate taxes	21,886	23,643	90,799	89,281
Maintenance and repairs	12,413	13,451	51,516	54,842
General and administrative	15,678	14,688	62,118	50,271
Loss on impairment	102,280	105	105,945	17,858
Other	5,766	10,966	26,957	32,297
Total operating expenses	268,943	179,514	777,434	685,596
Income from operations	8,687	104,335	277,584	375,143
Interest and other income	225	10,586	6,467	14,121
Interest expense	(54,981)	(59,827)	(229,343)	(239,824)
Gain on extinguishment of debt	—	26,951	256	87,893
Gain on investment	—	—	16,560	—
Equity in earnings of unconsolidated affiliates	5,988	3,765	18,200	14,803
Income tax provision	(937)	(233)	(2,941)	(4,499)
Income (loss) from continuing operations before gain on sales of real estate assets	(41,018)	85,577	86,783	247,637
Gain on sales of real estate assets	14,065	1,829	32,232	5,342
Income (loss) from continuing operations	(26,953)	87,406	119,015	252,979
Operating income (loss) of discontinued operations	—	258	—	(222)
Gain on discontinued operations	—	188	—	276
Net income (loss)	(26,953)	87,852	119,015	253,033
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	5,612	(11,259)	(10,171)	(30,106)
Other consolidated subsidiaries	(916)	(37)	(5,473)	(3,777)
Net income (loss) attributable to the Company	(22,257)	76,556	103,371	219,150
Preferred dividends	(11,223)	(11,223)	(44,892)	(44,892)
Net income (loss) attributable to common shareholders	$(33,480)	$65,333	$58,479	$174,258

Basic per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.20)	$0.38	$0.34	$1.02
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss) attributable to common shareholders	$(0.20)	$0.38	$0.34	$1.02
Weighted average common shares outstanding	170,495	170,261	170,476	170,247

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Diluted per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.20)	$0.38	$0.34	$1.02
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss) attributable to common shareholders	$(0.20)	$0.38	$0.34	$1.02
Weighted-average common and potential dilutive common shares outstanding	170,495	170,261	170,499	170,247

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(33,480)	$64,952	$58,479	$174,212
Discontinued operations	—	381	—	46
Net income (loss) attributable to common shareholders	$(33,480)	$65,333	$58,479	$174,258

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2015

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to common shareholders	$(33,480)	$65,333	$58,479	$174,258
Noncontrolling interest in income (loss) of Operating Partnership	(5,612)	11,259	10,171	30,106
Depreciation and amortization expense of:
Consolidated properties	77,519	79,093	299,069	291,273
Unconsolidated affiliates	9,122	11,152	40,476	41,806
Non-real estate assets	(799)	(486)	(3,083)	(2,311)
Noncontrolling interests' share of depreciation and amortization	(2,109)	(2,011)	(9,045)	(6,842)
Loss on impairment	102,280	—	105,945	18,434
Gain on depreciable property, net of taxes	(5,899)	—	(20,944)	(937)
Gain on discontinued operations, net of taxes	—	(187)	—	(273)
FFO allocable to Operating Partnership common unitholders	141,022	164,153	481,068	545,514
Litigation settlements, net of related expenses (1)	—	(6,963)	(1,329)	(7,763)
Gain on investment	—	—	(16,560)	—
Non cash default interest expense	—	3,181	—	4,695
Gain on extinguishment of debt	—	(26,951)	(256)	(87,893)
FFO allocable to Operating Partnership common unitholders, as adjusted	$141,022	$133,420	$462,923	$454,553

FFO per diluted share	$0.71	$0.82	$2.41	$2.73

FFO, as adjusted, per diluted share	$0.71	$0.67	$2.32	$2.28

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,753	199,543	199,757	199,660

Reconciliation of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders:
FFO of the Operating Partnership	$141,022	$164,153	$481,068	$545,514
Percentage allocable to common shareholders (2)	85.35%	85.33%	85.35%	85.27%
FFO allocable to common shareholders	$120,362	$140,072	$410,592	$465,160

FFO allocable to Operating Partnership common unitholders, as adjusted	$141,022	$133,420	$462,923	$454,553
Percentage allocable to common shareholders (2)	85.35%	85.33%	85.35%	85.27%
FFO allocable to common shareholders, as adjusted	$120,362	$113,847	$395,105	$387,597

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$276	$1,413	$4,659	$3,808
Lease termination fees per share	$—	$0.01	$0.02	$0.02

Straight-line rental income	$1,232	$(352)	$4,207	$2,132
Straight-line rental income per share	$0.01	$—	$0.02	$0.01

Gains on outparcel sales	$5,779	$2,774	$8,929	$5,235
Gains on outparcel sales per share	$0.03	$0.01	$0.04	$0.03

Net amortization of acquired above- and below-market leases	$1,316	$683	$3,197	$1,227
Net amortization of acquired above- and below-market leases per share	$0.01	$—	$0.02	$0.01

Net amortization of debt premiums and discounts	$404	$547	$1,841	$2,172
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax provision	$(937)	$(233)	$(2,941)	$(4,499)
Income tax provision per share	$—	$—	$(0.01)	$0.02

Abandoned projects expense	$(190)	$(55)	$(2,373)	$(136)
Abandoned projects expense per share	$—	$—	$(0.01)	$—

Gain on extinguishment of debt	$—	$26,951	$256	$87,893
Gain on extinguishment of debt per share	$—	$0.14	$—	$0.44

Non cash default interest expense	$—	$(3,181)	$—	$(4,695)
Non cash default interest expense per share	$—	$(0.02)	$—	$(0.02)

Gain on investment	$—	$—	$16,560	$—
Gain on investment per share	$—	$—	$0.08	$—

Litigation settlements, net of related expenses	$—	$6,963	$1,329	$7,763
Litigation settlements, net of related expenses per share	$—	$0.03	$0.01	$0.04

Interest capitalized	$1,027	$2,576	$4,168	$7,288
Interest capitalized per share	$0.01	$0.01	$0.02	$0.04

	As of December 31,
	2015	2014
Straight-line rent receivable	$67,477	$63,731

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2015
Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$(26,953)	$87,852	119,015	$253,033

Adjustments:
Depreciation and amortization	77,519	79,093	299,069	291,273
Depreciation and amortization from unconsolidated affiliates	9,122	11,152	40,476	41,806
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,109)	(2,011)	(9,045)	(6,842)
Interest expense	54,981	59,827	229,343	239,824
Interest expense from unconsolidated affiliates	6,591	9,586	35,464	38,458
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,670)	(1,620)	(6,760)	(5,613)
Abandoned projects expense	190	55	2,373	136
Gain on sales of real estate assets	(14,109)	(1,829)	(32,276)	(5,342)
Gain on sales of real estate assets of unconsolidated affiliates	(234)	(289)	(1,964)	(987)
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	—	(26,951)	(256)	(87,893)
Loss on impairment	102,280	105	105,945	17,858
Loss on impairment from discontinued operations	—	—	—	681
Income tax provision	937	233	2,941	4,499
Lease termination fees	(277)	(1,413)	(4,660)	(3,808)
Straight-line rent and above- and below-market lease amortization	(2,547)	(331)	(7,403)	(3,359)
Net income attributable to noncontrolling interest in other consolidated subsidiaries	(916)	(37)	(5,473)	(3,777)
Gain on discontinued operations	—	(188)	—	(276)
General and administrative expenses	15,678	14,688	62,118	50,271
Management fees and non-property level revenues	(2,044)	(16,137)	(24,958)	(36,386)
Operating Partnership's share of property NOI	216,439	211,785	787,389	783,556
Non-comparable NOI	(14,404)	(13,732)	(51,994)	(53,357)
Total same-center NOI (1)	$202,035	$198,053	$735,395	$730,199
Total same-center NOI percentage change	2.0%		0.7%

Malls	$185,738	$182,898	$672,683	$671,410
Associated centers	8,578	7,927	32,348	30,409
Community centers	5,537	5,331	21,658	20,452
Offices and other	2,182	1,897	8,706	7,928
Total same-center NOI (1)	$202,035	$198,053	$735,395	$730,199

Percentage Change:
Malls	1.6%		0.2%
Associated centers	8.2%		6.4%
Community centers	3.9%		5.9%
Offices and other	15.0%		9.8%
Total same-center NOI (1)	2.0%		0.7%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2015, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2015. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are non-core, under major redevelopment, being considered for repositioning or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2015 and 2014

Company's Share of Consolidated and Unconsolidated Debt

	As of December 31, 2015
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,485,308	$1,241,379	$4,726,687	$(16,059)	$4,710,628
Noncontrolling interests' share of consolidated debt	(111,754)	(6,981)	(118,735)	855	(117,880)
Company's share of unconsolidated affiliates' debt	664,249	134,970	799,219	(1,486)	797,733
Company's share of consolidated and unconsolidated debt	$4,037,803	$1,369,368	$5,407,171	$(16,690)	$5,390,481
Weighted average interest rate	5.41%	1.81%	4.50%

	As of December 31, 2014
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$4,004,064	$696,396	$4,700,460	$(17,127)	$4,683,333
Noncontrolling interests' share of consolidated debt	(115,390)	(7,083)	(122,473)	759	(121,714)
Company's share of unconsolidated affiliates' debt	671,526	96,776	768,302	(2,177)	766,125
Company's share of consolidated and unconsolidated debt	$4,560,200	$786,089	$5,346,289	$(18,545)	$5,327,744
Weighted average interest rate	5.45%	1.75%	4.91%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2015
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,748	$12.37	$2,470,883
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			3,097,133
Company's share of total debt, excluding unamortized deferred financing costs			5,407,171
Total market capitalization			$8,504,304
Debt-to-total-market capitalization ratio			63.6%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2015. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2015 and 2014

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2015:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,495	170,495	170,476	170,499
Weighted average Operating Partnership units	29,258	29,258	29,258	29,258
Weighted average shares - FFO	199,753	199,753	199,734	199,757

2014:
Weighted average shares - EPS	170,261	170,261	170,247	170,247
Weighted average Operating Partnership units	29,282	29,282	29,413	29,413
Weighted average shares - FFO	199,543	199,543	199,660	199,660

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Weighted average cash dividend per share	$0.27279	$0.27280	$1.09116	$1.03218
FFO as adjusted, per diluted fully converted share	$0.71	$0.67	$2.32	$2.28
Dividend payout ratio	38.4%	40.7%	47.0%	45.3%

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2015 and 2014

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2015	2014
ASSETS
Real estate assets:
Land, buildings and improvements, net of accumulated depreciation	$5,781,962	$5,829,209
Developments in progress	75,991	117,966
Net investment in real estate assets	5,857,953	5,947,175
Cash and cash equivalents	36,892	37,938
Receivables:
Tenant, net of allowance for doubtful accounts of $1,923 and $2,368 in 2015 and 2014, respectively	87,286	81,338
Other, net of allowance for doubtful accounts of $1,276 and $1,285 in 2015 and 2014, respectively	17,958	22,577
Mortgage and other notes receivable	18,238	19,811
Investments in unconsolidated affiliates	276,383	281,449
Intangible lease assets and other assets (1)	185,281	208,884
	$6,479,991	$6,599,172

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness (1)	$4,710,628	$4,683,333
Accounts payable and accrued liabilities	344,434	328,352
Total liabilities	5,055,062	5,011,685
Commitments and contingencies
Redeemable noncontrolling interests	25,330	37,559
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,490,948 and 170,260,273 issued and outstanding in 2015 and 2014, respectively	1,705	1,703
Additional paid-in capital	1,970,333	1,958,198
Accumulated other comprehensive income	1,935	13,411
Dividends in excess of cumulative earnings	(689,028)	(566,785)
Total shareholders' equity	1,284,970	1,406,552
Noncontrolling interests	114,629	143,376
Total equity	1,399,599	1,549,928
	$6,479,991	$6,599,172

(1) In accordance with the adoption in the fourth quarter of 2015 of accounting standards ASU 2015-03 and 2015-15, unamortized deferred financing costs, excluding those related to the Company's credit lines, were reclassified from Intangible Lease Assets and Other Assets to Mortgage and Other Indebtedness. These reclassifications consisted of $16,059 and $17,127 as of December 31, 2015 and 2014, respectively.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2015 and 2014

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of December 31,
	2015	2014
ASSETS:
Investment in real estate assets	$2,357,902	$2,266,252
Accumulated depreciation	(677,448)	(619,558)
	1,680,454	1,646,694
Developments in progress	59,592	75,877
Net investment in real estate assets	1,740,046	1,722,571
Other assets (1)	168,540	166,391
Total assets	$1,908,586	$1,888,962

LIABILITIES:
Mortgage and other indebtedness (1)	$1,546,272	$1,508,663
Other liabilities	51,357	42,517
Total liabilities	1,597,629	1,551,180

OWNERS' EQUITY:
The Company	184,868	198,261
Other investors	126,089	139,521
Total owners' equity	310,957	337,782
Total liabilities and owners’ equity	$1,908,586	$1,888,962

(1) In accordance with the adoption in the fourth quarter of 2015 of accounting standards ASU 2015-03 and 2015-15, unamortized deferred financing costs were reclassified from Other Assets to Mortgage and Other Indebtedness. These reclassifications consisted of $2,884 and $4,163 as of December 31, 2015 and 2014, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Total revenues	$65,718	$65,246	$253,399	$250,248
Depreciation and amortization	(20,435)	(21,266)	(79,870)	(79,059)
Other operating expenses	(20,183)	(19,761)	(75,875)	(73,218)
Income from operations	25,100	24,219	97,654	97,971
Interest income	339	343	1,337	1,358
Interest expense	(19,486)	(18,589)	(75,485)	(74,754)
Gain on sales of real estate assets	407	578	2,551	1,697
Net income	$6,360	$6,551	$26,057	$26,272

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2015	2014	2015	2014
Total revenues	$30,017	$34,069	$128,470	$130,458
Depreciation and amortization	(9,122)	(11,152)	(40,476)	(41,806)
Other operating expenses	(8,809)	(10,117)	(37,320)	(37,415)
Income from operations	12,086	12,800	50,674	51,237
Interest income	259	262	1,026	1,037
Interest expense	(6,591)	(9,586)	(35,464)	(38,458)
Gain on sales of real estate assets	234	289	1,964	987
Net income	$5,988	$3,765	$18,200	$14,803

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2015

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
EBITDA:
Net income (loss)	$(26,953)	$87,852	$119,015	$253,033
Adjustments:
Depreciation and amortization	77,519	79,093	299,069	291,273
Depreciation and amortization from unconsolidated affiliates	9,122	11,152	40,476	41,806
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,109)	(2,011)	(9,045)	(6,842)
Interest expense	54,981	59,827	229,343	239,824
Interest expense from unconsolidated affiliates	6,591	9,586	35,464	38,458
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,670)	(1,620)	(6,760)	(5,613)
Income and other taxes	290	298	3,506	6,195
Gain on extinguishment of debt	—	(26,951)	(256)	(87,893)
Loss on impairment	102,280	105	105,945	17,858
Loss on impairment from discontinued operations	—	—	—	681
Abandoned projects	190	55	2,373	136
Gain on investment	—	—	(16,560)	—
Net income attributable to noncontrolling interest in earnings of other consolidated subsidiaries	(916)	(37)	(5,473)	(3,777)
Gain on depreciable property	(4,691)	—	(20,944)	(937)
Gain on discontinued operations, net of taxes	—	(188)	—	(276)
Company's share of total EBITDA	$214,634	$217,161	$776,153	$783,926

Interest Expense:
Interest expense	$54,981	$59,827	$229,343	$239,824
Interest expense from unconsolidated affiliates	6,591	9,586	35,464	38,458
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,670)	(1,620)	(6,760)	(5,613)
Company's share of total interest expense	$59,902	$67,793	$258,047	$272,669

Ratio of EBITDA to Interest Expense	3.58	3.20	3.01	2.88

Reconciliation of EBITDA to Cash Flows Provided by Operating Activities
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Company's share of total EBITDA	$214,634	$217,161	$776,153	$783,926
Interest expense	(54,981)	(59,827)	(229,343)	(239,824)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,670	1,620	6,760	5,613
Income and other taxes	(290)	(298)	(3,506)	(6,195)
Net amortization of deferred financing costs and debt premiums and discounts	(1,772)	(152)	1,973	4,405
Net amortization of intangible lease assets and liabilities	2,100	(167)	1,487	368
Depreciation and interest expense from unconsolidated affiliates	(15,713)	(20,738)	(75,940)	(80,264)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,109	2,011	9,045	6,842
Noncontrolling interests in earnings of other consolidated subsidiaries	916	37	5,473	3,777
Gains on outparcel sales	(9,374)	(1,829)	(11,288)	(4,405)
Equity in earnings of unconsolidated affiliates	(5,988)	(3,765)	(18,200)	(14,803)
Distributions of earnings from unconsolidated affiliates	5,398	7,303	21,095	21,866
Share-based compensation expense	895	661	5,218	3,979
Provision for doubtful accounts	591	(41)	2,254	2,643
Change in deferred tax assets	(93)	88	(152)	1,329
Changes in operating assets and liabilities	(4,969)	(3,337)	3,986	(21,196)
Cash flows provided by operating activities	$135,133	$138,727	$495,015	$468,061

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2015
Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Operating Properties:
Hickory Point Mall	Forsyth, IL	Dec-15		5.85%	$27,569	(1)	$27,569	$—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,443	(2)	11,443	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,197	(3)	10,197	—
Stroud Mall	Stroudsburg, PA	Apr-16		4.59%	30,621	(4)	30,621	—
York Galleria	York, PA	Apr-16		4.55%	48,891	(5)	48,891	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	2.22%	11,087		—	11,087
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	72,171		72,171	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	99,224		99,224	—
Midland Mall	Midland, MI	Aug-16		6.10%	32,418		32,418	—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	55,711		55,711	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	39,066		39,066	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	48,607		48,607	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	129,037		129,037	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,621		14,621	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	92,215		92,215	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	38,093		38,093	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,306		19,306	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	63,458		63,458	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,579		38,579	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.15%	6,877		—	6,877
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	149,018		149,018	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.99%	5,753		—	5,753
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.07%	2,864		—	2,864
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	27,884		27,884	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	47,967		47,967	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.82%	1,784		—	1,784
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		2.79%	4,034		—	4,034
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,381		13,381	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	73,828		73,828	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		2.92%	10,076		—	10,076
Parkway Place	Huntsville, AL	Jul-20		6.50%	37,644		37,644	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	58,259		58,259	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	85,808		85,808	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	38,527		38,527	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,618		9,618	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	89,255		89,255	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,923		17,923	—
Fayette Mall	Lexington, KY	May-21		5.42%	166,837		166,837	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	47,928		47,928	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	71,607		71,607	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	127,081		127,081	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	55,258		55,258	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	69,036		69,036	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	115,578		115,578	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	19,844		19,844	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	38,749		38,749	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	67,285		67,285	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	63,389		63,389	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	37,000		37,000	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	77,428		77,428	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	76,146		76,146	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—
	SUBTOTAL				2,774,430		2,731,955	42,475
Weighted-average interest rate					5.65%		5.68%	2.73%

Debt Premiums (Discounts): (6)					4,583		4,583	—

Total Loans On Operating Properties And Debt Premiums (Discounts)					2,779,013		2,736,538	42,475
Weighted-average interest rate					5.65%		5.68%	2.73%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	1.60%	—		—	—
$100,000 capacity		Oct-19	Oct-20	1.44%	6,700		—	6,700
$500,000 capacity		Oct-20		1.54%	392,204		—	392,204
	SUBTOTAL				398,904		—	398,904

Unsecured term loans:
$350,000 Term Loan		Oct-17	Oct-19	1.69%	350,000		—	350,000
$50,000 Term Loan		Feb-18		1.79%	50,000		—	50,000
$400,000 Term Loan		Jul-18		1.92%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,849)		(3,849)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(67)		(67)	—
	SUBTOTAL				746,084		746,084	—

Other:
Other subsidiary term loan		May-17		3.50%	2,686		2,686	—

Total Consolidated Debt					$4,726,687	(7)	$3,485,308	$1,241,379
Weighted-average interest rate					4.54%		5.53%	1.76%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	$85,546	(1)	$85,546	$—
Hammock Landing - Phase I	West Melbourne, FL	Feb-16	Nov-17	2.42%	19,737		—	19,737
Hammock Landing - Phase II	West Melbourne, FL	Feb-16	Nov-17	2.42%	8,379		—	8,379
The Pavilion at Port Orange	Port Orange, FL	Feb-16	Nov-17	2.42%	29,410		—	29,410
Renaissance Center - Phase I	Durham, NC	Jul-16		5.61%	15,839		15,839	—
Fremaux Town Center - Phase I	Slidell, LA	Aug-16	Aug-18	2.34%	26,345		—	26,345
Fremaux Town Center - Phase II	Slidell, LA	Aug-16	Aug-18	2.34%	17,812		—	17,812
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	7,404		7,404	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,292		10,292	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,295		19,295	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,333		6,333	—
Gulf Coast Town Center - Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400		95,400	—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.50%	2,546		—	2,546
High Pointe Commons - Phase II	Harrisburg, PA	Jul-17		6.10%	2,535		2,535	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.06%	21,418		—	21,418
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.24%	8,629		—	8,629

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	51,688		51,688	—
York Town Center	York, PA	Feb-22		4.90%	17,385		17,385	—
York Town Center - Pier 1	York, PA	Feb-22		2.99%	694		—	694
West County Center	St. Louis, MO	Dec-22		3.40%	95,000		95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000		50,000	—
Renaissance Center - Phase II	Durham, NC	Apr-23		3.49%	8,000		8,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,832		2,832	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	58,700		58,700	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
	SUBTOTAL				799,219	(7)	664,249	134,970

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Statesboro Crossing	Statesboro, GA	50%		2.22%	(5,543)		—	(5,543)
Hamilton Place	Chattanooga, TN	10%		5.86%	(9,922)		(9,922)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,462)		(1,462)	—
Other subsidiary term loan	Chattanooga, TN	50%		3.50%	(1,343)		(1,343)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,865)		(15,865)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.99%	(1,438)		—	(1,438)
The Terrace	Chattanooga, TN	8%		7.25%	(1,070)		(1,070)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(769)		(769)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,815)		(13,815)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,587)		(1,587)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,357)		(19,357)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,651)		(26,651)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
					(118,047)		(111,066)	(6,981)
Less Noncontrolling Interests' Share Of Debt Premiums: (6)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(688)		(688)	—

	SUBTOTAL				(118,735)	(7)	(111,754)	(6,981)

Company's Share Of Consolidated And Unconsolidated Debt					$5,407,171	(7)	$4,037,803	$1,369,368
Weighted-average interest rate					4.50%		5.41%	1.81%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	$171,092	(1)	$171,092	$—
Hammock Landing Phase I	West Melbourne, FL	Feb-16	Nov-17	2.42%	39,475		—	39,475
Hammock Landing Phase II	West Melbourne, FL	Feb-16	Nov-17	2.42%	16,757		—	16,757
The Pavilion at Port Orange	Port Orange, FL	Feb-16	Nov-17	2.42%	58,820		—	58,820
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	31,678		31,678	—
Fremaux Town Center	Slidell, LA	Aug-16	Aug-18	2.34%	40,530		—	40,530
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.34%	27,404		—	27,404
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	15,587		15,587	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	20,583		20,583	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	38,591		38,591	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	12,665		12,665	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800		190,800	—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-17		2.50%	5,092		—	5,092
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,070		5,070	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.06%	21,418		—	21,418
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.24%	8,629		—	8,629
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	103,376		103,376	—
York Town Center	York, PA	Feb-22		4.90%	34,769		34,769	—
York Town Center - Pier 1	York, PA	Feb-22		2.99%	1,388		—	1,388
West County Center	St. Louis, MO	Dec-22		3.40%	190,000		190,000	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,665	5,665	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	117,401	117,401	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000	276,000	—
					$1,548,790	$1,329,277	$219,513
Weighted-average interest rate					4.43%	4.77%	2.36%

(1)	CBL is in active negotiations with the lender to restructure the terms of the loan, including the maturity date.
(2)
The Company has an interest rate swap on a notional amount of $11,443, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $10,197, amortizing to $10,083 over the term of the swap, related to Gunbarrel Point to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $30,620, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(5)
The Company has an interest rate swap on a notional amount of $48,891, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(6)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.
(7)	See page 12 for unamortized deferred financing costs.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2015

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$528,245	$108,789	$(9,922)	$627,112	11.60%	5.68%
2017	447,089	193,927	(18,670)	622,346	11.51%	5.66%
2018	655,561	95,845	(5,543)	745,863	13.79%	3.41%
2019	431,669	30,047	—	461,716	8.54%	2.77%
2020	592,092	—	(1,070)	591,022	10.93%	3.05%
2021	536,120	—	(2,207)	533,913	9.87%	5.57%
2022	593,220	113,079	(15,402)	690,897	12.78%	4.72%
2023	527,428	58,000	(19,357)	566,071	10.47%	5.03%
2024	376,146	61,532	(26,651)	411,027	7.60%	4.46%
2025	38,450	138,000	(19,225)	157,225	2.91%	4.07%
Face Amount of Debt	4,726,020	799,219	(118,047)	5,407,192	100.00%	4.50%
Net Premiums on Debt	667	—	(688)	(21)	—%
Total	$4,726,687	$799,219	$(118,735)	$5,407,171	100.00%	4.50%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$539,332	$210,472	$(15,465)	$734,339	13.58%	5.20%
2017	797,089	166,448	(18,670)	944,867	17.47%	4.28%
2018	644,474	51,688	—	696,162	12.87%	3.49%
2019	96,986	—	(1,438)	95,548	1.77%	6.85%
2020	585,392	—	(1,070)	584,322	10.81%	3.06%
2021	527,503	—	(769)	526,734	9.74%	5.61%
2022	593,220	113,079	(15,402)	690,897	12.78%	4.72%
2023	527,428	58,000	(19,357)	566,071	10.47%	5.03%
2024	376,146	61,532	(26,651)	411,027	7.60%	4.46%
2025	38,450	138,000	(19,225)	157,225	2.91%	4.07%
Face Amount of Debt	4,726,020	799,219	(118,047)	5,407,192	100.00%	4.50%
Net Premiums on Debt	667	—	(688)	(21)	—%
Total	$4,726,687	$799,219	$(118,735)	$5,407,171	100.00%	4.50%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	<60%	51%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.3x
Unencumbered NOI to unsecured interest expense	>1.75x	5.2x
EBITDA to fixed charges (debt service)	>1.50x	2.3x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	<60%	54%
Secured debt to total assets	<45%	31%
Total unencumbered assets to unsecured debt	>150%	220%
Consolidated income available for debt service to annual debt service charge	>1.5x	3.3x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2015

Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Acadiana Mall	Lafayette, LA	991,309
Coastal Grand	Myrtle Beach, SC	1,039,847
CoolSprings Galleria (2)	Nashville, TN	1,141,685
Cross Creek Mall	Fayetteville, NC	1,040,725
Dakota Square Mall	Minot, ND	813,732
Fayette Mall	Lexington, KY	1,190,985
Friendly Center and The Shops at Friendly	Greensboro, NC	1,137,636
Governor's Square	Clarksville, TN	735,070
Hamilton Place	Chattanooga, TN	1,159,553
Hanes Mall	Winston-Salem, NC	1,504,116
Harford Mall	Bel Air, MD	505,483
Jefferson Mall	Louisville, KY	904,967
Mall del Norte	Laredo, TX	1,167,364
Mayfaire Town Center	Wilmington, NC	571,791
Oak Park Mall	Overland Park, KS	1,609,877
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	400,136
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,683
Park Plaza	Little Rock, AR	540,166
Post Oak Mall	College Station, TX	774,932
St. Clair Square	Fairview Heights, IL	1,081,103
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,100,069
West County Center	Des Peres, MO	1,204,730
West Towne Mall	Madison, WI	830,528
Total Tier 1 Malls		23,054,925	$444	$430	95.1%	96.7%	41.1%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Arbor Place	Atlanta (Douglasville), GA	1,163,256
Asheville Mall	Asheville, NC	974,465
Brookfield Square	Brookfield, WI	1,008,297
Burnsville Center	Burnsville, MN	1,046,207
CherryVale Mall	Rockford, IL	850,253
East Towne Mall	Madison, WI	787,809
EastGate Mall	Cincinnati, OH	858,783
Eastland Mall	Bloomington, IL	760,833
Frontier Mall	Cheyenne, WY	524,239
Greenbrier Mall	Chesapeake, VA	896,822
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	826,094
Kirkwood Mall	Bismarck, ND	848,102

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Laurel Park Place	Livonia, MI	492,222
Layton Hills Mall	Layton, UT	597,648
Meridian Mall	Lansing, MI	968,316
Mid Rivers Mall	St. Peters, MO	1,087,246
Midland Mall	Midland, MI	470,974
Northgate Mall	Chattanooga, TN	789,169
Northpark Mall	Joplin, MO	952,849
Northwoods Mall	North Charleston, SC	772,737
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,246
Parkdale Mall	Beaumont, TX	1,247,697
Parkway Place	Huntsville, AL	648,260
Pearland Town Center	Pearland, TX	646,993
Richland Mall	Waco, TX	681,752
River Ridge Mall	Lynchburg, VA	764,368
South County Center	St. Louis, MO	1,043,621
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	846,104
Valley View Mall	Roanoke, VA	844,515
WestGate Mall	Spartanburg, SC	954,084
Westmoreland Mall	Greensburg, PA	997,947
York Galleria	York, PA	764,789
Total Tier 2 Malls		28,967,625	$344	$331	93.2%	94.4%	44.4%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Alamance Crossing	Burlington, NC	881,693
Bonita Lakes Mall	Meridian, MS	631,923
Cary Towne Center	Cary, NC	912,138
College Square	Morristown, TN	450,398
Fashion Square	Saginaw, MI	748,337
Foothills Mall	Maryville, TN	463,751
Fremaux Town Center (3)	Slidell, LA	545,535
Hickory Point Mall	Forsyth, IL	814,177
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,055,970
The Lakes Mall	Muskegon, MI	587,973
Monroeville Mall	Pittsburgh, PA	1,077,530
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Randolph Mall	Asheboro, NC	380,559
Regency Mall	Racine, WI	789,368

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Stroud Mall	Stroudsburg, PA	398,258
Walnut Square	Dalton, GA	495,970
Wausau Center (2)	Wausau, WI	423,774
Total Tier 3 Malls		11,508,001	$269	$259	88.1%	92.2%	11.3%

Total Mall Portfolio		63,530,551	$374	$360	93.1%	94.9%	96.8%

Non-core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/15
			12/31/15	12/31/14	12/31/15	12/31/14
Chesterfield Mall	Chesterfield, MO	1,294,083
Gulf Coast Town Center	Ft. Myers, FL	1,233,437
Triangle Town Center	Raleigh, NC	1,254,842
Total Non-core/Lender Malls		3,782,362	N/A	N/A	N/A	N/A	3.2%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Property was under redevelopment in 2015. Operational metrics have been excluded for Wausau Center, due to proposed significant repositioning.
(3)	Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	628,585	$39.81	$41.38	3.9%	$42.44	6.6%
Stabilized malls	590,871	40.74	42.29	3.8%	43.38	6.5%
New leases	163,777	40.80	45.88	12.5%	48.40	18.6%
Renewal leases	427,094	40.71	40.91	0.5%	41.46	1.8%

Year-to-Date:
All Property Types (1)	2,130,964	$41.91	$44.37	5.9%	$45.80	9.3%
Stabilized malls	1,956,959	43.36	45.84	5.7%	47.33	9.2%
New leases	506,253	40.71	48.51	19.2%	51.41	26.3%
Renewal leases	1,450,706	44.29	44.91	1.4%	45.91	3.7%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of December 31,
Quarter:			2015	2014
Operating portfolio:		Same-center stabilized malls	$31.57	$31.03
New leases	572,177	Stabilized malls	31.47	31.17
Renewal leases	822,423	Non-stabilized malls (4)	25.69	25.10
Development portfolio:		Associated centers	13.95	12.99
New leases	62,036	Community centers	16.15	15.98
Total leased	1,456,636	Other	19.51	19.27

Year-to-Date:
Operating portfolio:
New leases	1,728,843
Renewal leases	2,840,544
Development portfolio:
New leases	372,063
Total leased	4,941,450

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2015, including the impact of any rent concessions. Average base rents for associated centers and community centers include all leased space, regardless of size.

(4)
Includes Fremaux Town Center, The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of December 31, 2015 and The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of December 31, 2014.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Year Ended December 31, 2015 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2015:
New	198	544,560	8.61	$46.29	$49.12	$37.15	$9.14	24.6%	$11.97	32.2%
Renewal	593	1,586,247	3.90	41.86	42.91	40.68	1.18	2.9%	2.23	5.5%
Commencement 2015 Total	791	2,130,807	5.08	42.99	44.50	39.78	3.21	8.1%	4.72	11.9%

Commencement 2016:
New	47	156,416	9.42	50.06	52.76	44.06	6.00	13.6%	8.70	19.7%
Renewal	229	624,564	3.69	41.79	42.51	40.93	0.86	2.1%	1.58	3.9%
Commencement 2016 Total	276	780,980	4.66	43.45	44.56	41.56	1.89	4.5%	3.00	7.2%

Total 2015/2016	1,067	2,911,787	4.97	$43.11	$44.52	$40.26	$2.85	7.1%	$4.26	10.6%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2015

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	L Brands, Inc (1)	162	860,953	3.44%
2	Signet Jewelers Limited (2)	218	325,882	2.84%
3	Ascena Retail Group, Inc. (3)	214	1,083,122	2.60%
4	Foot Locker, Inc.	136	590,827	2.33%
5	AE Outfitters Retail Company	80	493,051	1.99%
6	Dick's Sporting Goods, Inc. (4)	28	1,524,370	1.69%
7	Genesco Inc. (5)	192	306,878	1.69%
8	The Gap, Inc.	69	764,807	1.69%
9	Express Fashions	45	366,176	1.22%
10	Abercrombie & Fitch, Co.	54	366,613	1.21%
11	Luxottica Group, S.P.A. (6)	120	266,372	1.21%
12	JC Penney Company, Inc. (7)	61	6,980,160	1.20%
13	Forever 21 Retail, Inc.	25	466,386	1.17%
14	Finish Line, Inc.	61	315,906	1.13%
15	Charlotte Russe Holding, Inc.	55	353,959	1.08%
16	The Buckle, Inc.	52	266,935	1.03%
17	Best Buy Co., Inc. (8)	63	548,312	0.99%
18	Aeropostale, Inc.	69	262,303	0.97%
19	Claire's Stores, Inc.	112	140,054	0.82%
20	New York & Company, Inc.	42	281,919	0.80%
21	Shoe Show, Inc.	51	640,385	0.78%
22	Barnes & Noble Inc.	20	604,028	0.77%
23	The Children's Place Retail Stores, Inc.	61	265,624	0.77%
24	Cinemark	10	524,772	0.75%
25	H&M Hennes & Mauritz	27	552,089	0.74%
		2,027	19,151,883	34.91%

(1)	L Brands, Inc operates Victoria's Secret, PINK and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant and Catherines. In September 2015, Ascena acquired Ann Inc. which operates Ann Taylor, LOFT, and Lou & Grey.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Hat World, Lids, Hat Zone, and Cap Factory stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)
JC Penney Co., Inc. owns 31 of these stores. The above chart includes one stores that was closed as of December 31, 2015 but where JC Penney remains obligated for rent under the terms of the respective lease.

(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2015
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Tenant allowances (1)	$1,900	$12,783	$51,625	$46,837

Renovations (2)	7,563	11,844	30,836	27,285

Deferred maintenance: (3)
Parking lot and parking lot lighting	12,782	8,148	30,918	31,411
Roof repairs and replacements	2,829	2,458	5,483	5,544
Other capital expenditures	6,534	5,114	13,303	11,352
Total deferred maintenance expenditures	22,145	15,720	49,704	48,307

Total capital expenditures	$31,608	$40,347	$132,165	$122,429

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2015	2014
Quarter ended:
March 31,	$695	$773
June 30,	284	807
September 30,	806	770
December 31,	880	913
	$2,665	$3,263

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2015

Properties Opened During the Year Ended December 31, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Parkway Plaza	Fort Oglethorpe, GA	100%	134,050	$17,325	$16,564	March-15	9.0%

Mall/Outlet Center Expansions:
Fremaux Town Center - Phase II	Slidell, LA	65%	281,032	24,684	21,848	October-15	9.7%
Mid Rivers Mall - Planet Fitness	St Peters, MO	100%	13,068	2,576	2,586	May-15	13.8%
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	75%	9,600	2,657	2,897	May-15	9.3%
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	75%	32,944	4,174	2,484	Fall-15	13.9%
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	65%	53,378	7,671	5,305	Fall-15	11.0%
Sunrise Mall - Dick's Sporting Goods	Brownsville, TX	100%	50,000	8,278	5,722	October-15	8.8%
			440,022	50,040	40,842

Community Center Expansions:
Hammock Landing - Academy Sports	West Melbourne, FL	50%	63,092	4,952	3,361	March-15	8.6%
Statesboro Crossing - Phase II (ULTA)	Statesboro, GA	50%	10,000	1,246	952	September-15	8.1%
			73,092	6,198	4,313

Total Properties Opened			647,164	$73,563	$61,719

Redevelopment Completed During the Year Ended December 31, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Blackfin Ameripub, Jason's Deli)	Brookfield, WI	100%	21,814	$7,700	$6,102	Fall-15	8.0%
Hickory Point Mall - JCP Redevelopment (Hobby Lobby)	Forsyth, IL	100%	60,000	2,764	2,224	July-15	10.7%
Janesville Mall - JCP Redevelopment (Dick's Sporting Goods/ULTA)	Janesville, WI	100%	149,522	11,091	9,428	September-15	8.4%
Meridian Mall - Gordmans	Lansing, MI	100%	50,000	7,193	6,043	July-15	10.3%
Northgate Mall - Streetscape/ULTA	Chattanooga, TN	100%	50,852	8,989	6,746	September-15	10.5%
Regency Square - Sears (Dunham's Sports)	Racine, WI	100%	89,119	3,404	2,851	Fall-15	9.0%
Total Redevelopment Completed			421,307	$41,141	$33,394

Properties Under Development at December 31, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	431,070	$40,724	$25,130	Spring-16	8.8%

Community Center Expansion:
High Pointe Commons - Petco	Harrisburg, PA	50%	12,885	2,025	47	Spring-16	10.5%

Mall Expansion:
Kirkwood Mall-Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,570	3,702	3,672	Fall-15/ Spring-16	10.5%

Mall Redevelopments:
CoolSprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	182,163	32,816	22,701	May-15/Summer-16	7.4%
Northpark Mall - Dunham's Sports	Joplin, MO	100%	80,524	3,362	713	Summer-16	9.5%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,210	429	Summer-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,372	2,252	Summer-16	7.8%
			303,218	41,760	26,095

Total Properties Under Development			759,743	$88,211	$54,944

Shadow Pipeline of Properties Under Development at December 31, 2015
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Mall Expansions:
Dakota Square - Expansion	Minot, ND	100%	24,000 - 26,000	$7,000 - $8,000	Fall-16	7% - 8%
Friendly Center - Shops	Greensboro, NC	50%	12,000 - 13,000	2,500 - 3,000	Fall-16	8% - 9%
Hamilton Place - Theatre	Chattanooga, TN	100%	30,000 - 35,000	5,000 - 6,000	Fall-16	9% - 10%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	65,000 - 70,000	19,000 - 21,000	Fall-16	8% - 9%
			131,000 - 144,000	$33,500 - $38,000

Community Center Expansion:
Hammock Landing - Expansion	West Melbourne, FL	50%	23,000 - 26,000	$2,250 - $2,750	Fall-16	10% - 11%

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.